AGREEMENT REGARDING
PHILLIPS EDISON LIMITED PARTNERSHIP
RESTRICTED MANAGEMENT UNITS AND
PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P. PHANTOM UNITS

Phillips Edison Limited Partnership (the “Company”) has granted [NAME] (“Employee”) restricted management units of the Company (the “RMUs”) pursuant to the Phillips Edison Limited Partnership Restricted Unit Award Plan. Upon the closing of the transactions contemplated by that certain Contribution Agreement by and among Phillips Edison Grocery Center REIT I, Inc. (“NTR1”), Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Operating Partnership”) and the other parties thereto dated as of May 18, 2017 (the “Closing”), the Operating Partnership has agreed to grant Employee three Phantom Units (as defined below) in exchange for each RMU the Employee agrees to cancel pursuant to this Agreement. Employee, the Company and the Operating Partnership agree as follows:
1.Effective as of the Closing, Employee agrees that all of his or her RMUs are terminated and cancelled and waives all further rights to the RMUs. Employee acknowledges and agrees that Exhibit A contains an accurate and complete list of each of Employee’s RMUs, the vesting date of such RMUs and any other applicable terms of such RMUs. Employee confirms that he/she has no other rights to RMUs other than those set forth on Exhibit A.
2.Effective as of the Closing, the Operating Partnership hereby grants to Employee three (3) Phantom Units in exchange for each RMU so cancelled upon the same vesting schedule and other terms as were applicable to the RMU as set forth on Exhibit A. A “Phantom Unit” represents the right of the Employee to receive from the Operating Partnership cash equal to the fair market value of one partnership unit in the Operating Partnership upon vesting, as well as, the right to receive in cash the equivalent of any dividend payable on one unit in the Operating Partnership at the same time as dividends are payable upon the units in the Operating Partnership, regardless of whether the Phantom Unit is vested.
3.Employee acknowledges and agrees that he/she understands the difference between the RMUs and Phantom Units and the financial implications associated with the cancellation of the RMUs in exchange for Phantom Units.
4.This Agreement may be executed in any number of counterparts and may be delivered by facsimile or electronically, each of which will be deemed to be an original, but all of which together are deemed to be one and the same instrument. Facsimile, pdf, jpeg signature will have the same legal effect as originals.
5.This Agreement is to be interpreted and enforced under the laws of the State of Ohio, without regard to conflict of law principles. Any proceedings to resolve disputes arising out of this Agreement are to be brought only in the State of Ohio and each of the parties consent to the jurisdiction of the federal or state courts, as applicable, sitting in Cincinnati, Ohio. Each of the parties waives and agrees not to assert as a defense that such courts are inconvenient or not appropriate.
[Signature Page Immediately Following]

PHILLIPS EDISON LIMITED PARTNERSHIP By: Phillips Edison & Company, Inc., its general partner By: /s/ Jeffrey S. Edison Jeffrey S. Edison Date: October 4, 2017	Employee ______________________________________ Date:
PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P. By: Phillips Edison Grocery Center OP GP I LLC, its general partner By: /s/ Devin I. Murphy Devin I. Murphy Date: October 4, 2017

Exhibit A

RMU Grant Date	RMUs	Phantom Units	Vesting and Payment Terms
	[•]	[•]